Exhibit 99.1

Beacon Roofing Supply Reports Fourth Quarter and Annual 2015 Results

•	Record fourth quarter sales of $787.7 million vs. $726.5 million in prior year (8.4% growth)

•	Record fourth quarter Adjusted EPS of $0.75 vs. $0.48 in prior year (56.3% growth)

•	Record annual sales of $2.515 billion vs. $2.326 billion in prior year (8.1% growth)

•	Annual diluted Adjusted EPS of $1.38 vs. $1.08 in prior year (27.8% growth)

•	On October 1, completed acquisition of Roofing Supply Group (“RSG”)

HERNDON, VA. — (BUSINESS WIRE) — November 24, 2015 — Beacon Roofing Supply, Inc. (the "Company") (NASDAQ: BECN) announced results today for its fourth quarter ended and fiscal year ending September 30, 2015 (“Fiscal 2015”).

Paul Isabella, the Company’s President and Chief Executive Officer, stated: “Today’s earnings release is the culmination of a historic year for Beacon, both because of our record financial performance and our industry transformative acquisition of Roofing Supply Group. We recorded record fourth quarter sales of $787.7 million, representing 8.4% total growth over the prior year, with 4.1% growth in our existing markets. For our sixth consecutive quarter, all three lines of businesses grew over the prior year, with residential and complementary leading the way with 11.4% and 17.8% growth, respectively. For the quarter we achieved record Adjusted EPS of $0.75, 56% over last year’s 48 cents. We also had very good gross margin growth versus the prior year. Adding to our solid financial results was the RSG acquisition, which helps us launch 2016 with 85 new branches, over $1.2 billion in pro forma revenue, an experienced and highly regarded workforce, and a broad new customer base. We are making great progress with the integration process and are on track to achieve expected synergies targets in 2016 and beyond. In 2016, we plan to continue our focus on revenue growth, both organically and through additional greenfields and acquisitions, as well as gross margin stability and improved operating leverage. I am very excited about our ability to deliver on these three pillars of operational excellence and thereby achieve even stronger growth and profitability for our shareholders.”

Fourth Quarter

Total sales increased 8.4% to $787.7 million in 2015, from $726.5 million in 2014. Residential roofing product sales increased 11.4%, non-residential roofing product sales increased 1.0%, and complementary product sales increased 17.8% over the prior year. Existing market sales, excluding acquisitions, increased 4.1% for the quarter. The fourth quarter of 2015 and 2014 both had the same number of business days.

Net income for the fourth quarter was $30.8 million, compared to $24.2 million in 2014. The fourth quarter net income per share was $0.61, compared to $0.48 in 2014. Adjusted net income, after removing the impact of one-time RSG Acquisition-related costs, was $37.8 million in the fourth quarter 2015, with adjusted diluted net income per share of $0.75 (see included financial tables for a reconciliation of adjusted net income and adjusted earnings per share). The net income for the quarter was favorably impacted by higher volume and gross margins which improved by 180 basis points over the prior year. This was partially offset by increased operating expenses driven by the incremental costs associated with the three acquisitions made this fiscal year and the 32 greenfields opened in the last 24 months.

Fiscal Year

Total sales increased 8.1% to an annual record of $2.515 billion in 2015, from $2.326 billion in 2014. Residential roofing product sales increased 11.5%, non-residential roofing product sales increased 0.8%, and complementary product sales increased 15.6% over the prior year. Existing market sales, excluding acquisitions, increased 4.4% year to date.

Net income in 2015 was $62.3 million, compared to $53.8 million in 2014. Diluted net income per share for 2015 was $1.24, compared to $1.08 in 2014. Adjusted net income, after removing the impact of one-time RSG Acquisition-related costs was $69.3 million in 2015, with adjusted diluted net income per share of $1.38 (see included financial tables for a reconciliation of adjusted net income and adjusted earnings per share). Net income for 2015 was favorably impacted by higher volume and gross margins, which improved by 100 bps over the prior year, and unfavorably impacted by increased operating expenses which were primarily driven by the incremental costs associated with the three acquisitions made this fiscal year and the 32 greenfields opened in the last 24 months.

Cash flow from operations was $109.3 million in 2015, compared to $55.5 million in 2014. This increase in operating cash flow was primarily impacted by changes in working capital and higher net income in the current year. Cash on hand decreased by $8.8 million due primarily to an increase in cash used for acquisition activities in 2015. Through positive working capital management and higher net income, the Company was able to fund three acquisitions, while improving its leverage ratio to 2.18 as compared to 2.37 at the end of the fourth quarter 2014.

The Company will host a webcast and conference call today at 10:00 a.m. (EST) to discuss these results. The live webcast of the call, along with a webcast replay after the call, can be accessed at http://ir.beaconroofingsupply.com/events.cfm (the “Events & Presentations” page of the “Investor Relations” section of the Company’s web site). There will be a slide presentation of the results available on that page of the website as well. For those unable to connect to the Internet or who may wish to ask questions, the conference call dial-in number is 719-457-1035. To assure timely access, call participants should call in before 10:00 a.m.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply, Inc. (NASDAQ: BECN) is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating 355 branches throughout 45 states in the U.S. and six provinces in Canada. To learn more about Beacon and its family of regional brands, please visit www.becn.com.

Forward-Looking Statements: This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

BECN-F

Beacon Roofing Supply, Inc.
Joseph Nowicki, 571-323-3940
Executive Vice President & Chief Financial Officer
JNowicki@becn.com

•

Source: Beacon Roofing Supply, Inc.

News Provided by Acquire Media

BEACON ROOFING SUPPLY, INC
Consolidated Statements of Operations
(unaudited; in thousands, except share and per share amounts)

	Three Months Ended September 30,				Twelve Months Ended September 30,
	2015	% of Net Sales	2014	% of Net Sales	2015	% of Net Sales	2014	% of Net Sales

Net sales	$787,728	100.0%	$726,494	100.0%	$2,515,169	100.0%	$2,326,905	100.0%
Cost of products sold	596,138	75.7%	563,164	77.5%	1,919,804	76.3%	1,799,065	77.3%
Gross profit	191,590	24.3%	163,330	22.5%	595,365	23.7%	527,840	22.7%

Operating expenses	132,432	16.8%	120,151	16.5%	478,284	19.0%	428,977	18.4%

Income from operations	59,158	7.5%	43,179	5.9%	117,081	4.7%	98,863	4.2%

Interest expense, financing costs and other	3,048	0.4%	2,388	0.3%	11,037	0.4%	10,095	0.4%

Income before provision for income taxes	56,110	7.1%	40,791	5.6%	106,044	4.2%	88,768	3.8%
Provision for income taxes	25,303	3.2%	16,584	2.3%	43,767	1.7%	34,922	1.5%

Net income	$30,807	3.9%	$24,207	3.3%	$62,277	2.5%	$53,846	2.3%

Net income per share:
Basic	$0.62		$0.49		$1.26		$1.09
Diluted	$0.61		$0.48		$1.24		$1.08

Weighted average shares used in computing net income (loss) per share:
Basic	49,731,527		49,350,831		49,578,130		49,227,466
Diluted	50,422,265		49,970,551		50,173,478		49,947,699

*Operating expenses for 2015 includes a one-time charge of $7.3 million ($7.0 million, net of taxes) for the recognition of certain transactional costs related to the RSG acquisition. Management believes the Adjusted Net Income for 2015 provides a meaningful comparison to prior periods of operating results to adjust for the impact of the RSG Acquisition.

BEACON ROOFING SUPPLY, INC
Consolidated Balance Sheets
(in thousands)
	September 30, 2015	September 30, 2014

ASSETS	(unaudited)	(audited)
Current assets
Cash and cash equivalents	$45,661	$54,472
Accounts receivable, net	399,732	360,802
Inventories	320,999	301,626
Prepaid expenses and other current assets	97,928	66,828
Deferred income taxes	2,309	14,610
Total current assets	866,629	798,338

Property and equipment, net	90,405	88,565
Goodwill	496,415	466,206
Intangible assets, net	87,055	72,266
Other assets, net	5,408	8,521

TOTAL ASSETS	$1,545,912	$1,433,896

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$244,891	$220,834
Accrued expenses	124,794	80,285
Borrowings under revolver lines of credit	11,240	18,514
Current portion of long-term obligations	16,320	16,602
Total current liabilities	397,245	336,235

Senior term loan, net of current portion	174,375	185,625
Deferred income taxes	68,809	64,100
Long-term obligations under equipment financing and other,
net of current portion	22,367	30,835
Total liabilities	662,796	616,795

Commitments and contingencies

Stockholders' equity:
Common stock	497	493
Undesignated preferred stock	-	-
Additional paid-in capital	345,934	328,059
Retained earnings	557,405	495,128
Accumulated other comprehensive loss	(20,720)	(6,579)
Total stockholders' equity	883,116	817,101

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,545,912	$1,433,896

BEACON ROOFING SUPPLY, INC
Consolidated Statements of Cash Flows
(unaudited; in thousands)

	Year Ended September 30,
	2015	2014
Operating activities
Net income	$62,277	$53,846
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,862	30,294
Stock-based compensation	9,936	7,422
Certain interest expense and other financing costs	(1,450)	816
Gain on sale of fixed assets	(1,107)	(1,323)
Deferred income taxes	17,634	3,078
Other	263	129
Changes in assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	(33,251)	(32,984)
Inventories	(9,203)	(50,846)
Prepaid expenses and other assets	(17,119)	(4,790)
Accounts payable and accrued expenses	46,498	49,855
Net cash provided by operating activities	109,340	55,497

Investing activities
Purchases of property and equipment	(20,802)	(37,239)
Acquisition of businesses	(85,301)	(1,514)
Proceeds from sales of assets	1,389	1,437
Net cash used in investing activities	(104,714)	(37,316)

Financing activities
Borrowings under revolving lines of credit	560,634	497,500
Payments under revolving lines of credit	(566,007)	(525,126)
Borrowings under equipment financing facilities and other	-	25,377
Repayments under equipment financing facilities and other	(5,553)	(5,009)
Borrowings under senior term loan	-	-
Repayments under senior term loan	(11,250)	(11,250)
Proceeds from exercise of options	7,943	7,680
Excess tax benefit from equity-based compensation	1,526	1,030
Net cash (used in) provided by financing activities	(12,707)	(9,798)

Effect of exchange rate changes on cash	(730)	(938)
Net increase (decrease) in cash and cash equivalents	(8,811)	7,445
Cash and cash equivalents, beginning of year	54,472	47,027
Cash and cash equivalents, end of year	$45,661	$54,472

BEACON ROOFING SUPPLY, INC
(unaudited; dollars in millions)

Consolidated Sales by Product Line
Three Months Ended

	September 30, 2015		September 30, 2014
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$392.4	49.8%	$352.4	48.5%	$40.0	11.4%
Non-residential roofing products	273.7	34.8%	270.9	37.3%	2.8	1.0%
Complementary building products	121.6	15.4%	103.2	14.2%	18.4	17.8%

	$787.7	100.0%	$726.5	100.0%	$61.2	8.4%

Consolidated Sales by Product Line for Existing Markets*
Three Months Ended

	September 30, 2015		September 30, 2014
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$377.8	50.0%	$351.9	48.5%	$25.9	7.4%
Non-residential roofing products	272.8	36.1%	270.9	37.3%	1.9	0.7%
Complementary building products	105.0	13.9%	103.1	14.2%	1.9	1.8%

	$755.6	100.0%	$725.9	100.0%	$29.7	4.1%

Existing Market Sales By Business Day**
Three Months Ended

	September 30, 2015		September 30, 2014
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$5.903	50.0%	$5.498	48.5%	$0.405	7.4%
Non-residential roofing products	4.263	36.1%	4.233	37.3%	0.030	0.7%
Complementary building products	1.641	13.9%	1.611	14.2%	0.030	1.8%

	$11.807	100.0%	$11.342	100.0%	$0.465	4.1%

Note: Some totals above may not foot due to rounding.
*Excludes branches acquired during the four quarters prior to the start of the fourth quarter of Fiscal 2015.
**There were 64 business days in each of the quarters ended September, 2015 and 2014.

BEACON ROOFING SUPPLY, INC
(unaudited; dollars in millions)

Consolidated Sales by Product Line
Twelve Months Ended

	September 30, 2015		September 30, 2014
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$1,236.4	49.2%	$1,108.5	47.7%	$127.9	11.5%
Non-residential roofing products	883.0	35.1%	876.0	37.6%	7.0	0.8%
Complementary building products	395.8	15.7%	342.4	14.7%	53.4	15.6%

	$2,515.2	100.0%	$2,326.9	100.0%	$188.3	8.1%

Consolidated Sales by Product Line for Existing Markets*
Twelve Months Ended

	September 30, 2015		September 30, 2014
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$1,191.9	49.1%	$1,108.0	47.6%	$83.9	7.6%
Non-residential roofing products	879.8	36.2%	876.0	37.7%	3.8	0.4%
Complementary building products	357.8	14.7%	342.3	14.7%	15.5	4.6%

	$2,429.5	100.0%	$2,326.3	100.0%	$103.2	4.4%

Existing Market Sales By Business Day**
Twelve Months Ended

	September 30, 2015		September 30, 2014
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$4.711	49.1%	$4.380	47.6%	$0.332	7.6%
Non-residential roofing products	3.478	36.2%	3.462	37.7%	0.015	0.4%
Complementary building products	1.414	14.7%	1.353	14.7%	0.061	4.6%

	$9.603	100.0%	$9.195	100.0%	$0.408	4.4%

Note: Some totals above may not foot due to rounding.
*Excludes branches acquired during the four quarters prior to the start of Fiscal 2015.
**There were 253 business days in each of the twelve months ended September 30, 2015 and 2014.

BEACON ROOFING SUPPLY INC

Adjusted Diluted Net Income per Share ("Adjusted Earnings per Share")

(unaudited; in thousands except per share amounts)

	Three Months Ended September 30,				Twelve Months Ended September 30,
	2015	EPS	2014	EPS	2015	EPS	2014	EPS
Net income	$30,807	$0.61	$24,207	$0.48	$62,277	$1.24	$53,846	$1.08
Company adjustments, net of income taxes:
RSG Acquisition non-recurring transaction costs	6,978	0.14	-	-	6,978	0.14	-	-

Adjusted net income per share	$37,785	$0.75	$24,207	$0.48	$69,255	$1.38	$53,846	$1.08

Note: The Company’s management believes that “Adjusted net income” and “Adjusted net income per share”, which excludes non-recurring transaction costs related to the RSG acquisition, are useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. While management believes Adjusted Net Income and Adjusted Earnings per Share (EPS) are useful measures for investors, these are not measurements presented in accordance with United States generally accepted accounting principles (GAAP). You should not consider Adjusted Net Income and Adjusted Earnings per Share in isolation or as a substitute for net income and net loss per share or diluted earnings per share calculated in accordance with GAAP.

BEACON ROOFING SUPPLY, INC.
Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation ("Adjusted EBITDA")
(unaudited; in thousands)
	Three Months Ended September 30,		Twelve Months Ended September 30,
	2015	2014	2015	2014
Net Income	$30,807	$24,207	$62,277	$53,846
RSG Acquisition non-recurring transaction costs	6,978	-	6,978	-
Interest expense, net	2,811	2,645	10,561	10,336
Income taxes	25,582	16,583	44,046	34,922
Depreciation and amortization	8,926	7,685	34,862	30,294
Stock-based compensation	2,624	2,183	9,936	7,422

Adjusted EBITDA	$77,728	$53,303	$168,660	$136,821

(1) Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, adjustments to contingent consideration, stock-based compensation and non-recurring costs related to the RSG acquisition. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted EBITDA is used in our bank covenants and we use Adjusted EBITDA as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies. Further, we believe that Adjusted EBITDA is a useful measure because it improves comparability of results of operations, since purchase accounting used for acquisitions can render depreciation and amortization non-comparable between periods. Management uses these supplemental measures to evaluate performance period over period and to analyze the underlying trends in the Company’s business and to establish operational goals and forecasts that are used in allocating resources. We expect to compute our non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with United States generally accepted accounting principles, or GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense, because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs since we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. The Company’s management separately monitors capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.